Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of January 17, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Apache	Mid March	60-62	3 wells @$60-62K and 1 well @$64-66K
Rig 15	Baker Marine Big Foot III	85	GOM	Shipyard	NA	NA	Rig has been in shipyard since November 14 for various upgrades and repairs. Expected completion between 1/31 to 2/7. Then back to Bois D’Arc for 45 days @$51-53K
Rig 20	Bethlehem JU 100 MC	100	GOM	Marlin	Early March	68-70	Marlin has a 90 day option at $84-86K. Then to ADTI for 30 days @$84-86K, plus 2 options
Rig 21	Pacific Coast Engineering MC	120	GOM	Shipyard	NA	NA	Estimated completion of repairs in early Q2’06. Then back to Chevron under evergreen contract with dayrate indexed monthly to market
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Evergreen	65-67	Dayrate indexed monthly to market. To shipyard in February for estimated 28 days for top drive installation. Will receive full dayrate for 21 days during upgrade.
Rig 30	Bethlehem JU 250 MS	250	GOM	Hellis	Late January	73-75	Next to Walter at $66-68K through late April. Then back to Hellis through late-Oct. @$84-86K.

International
Rig 16	Offshore Company IC	170	Mid. East	Shipyard	NA	NA	Undergoing refurbishment. Bidding internationally. Expected to enter service during March 2006
Rig 31	Bethlehem JU 250 MS	250	Asia	Shipyard	NA	NA	Undergoing refurbishment. Bidding internationally. Expected to enter service during Q3’06

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.
(2)	We have excluded Rig 25 from this status sheet. The rig was severely damaged during Hurricane Katrina. We are awaiting the insurance assessment and expect the rig to be a constructive total loss.

Hercules Offshore Liftboat Fleet Status

		December 2005
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	0	NA	NA	NA	Waiting on Coast Guard certification. Expected to enter service in late January.
230	3	3	$17,795	72	77%	One vessel in drydock part of December and majority of January.

190-215	4	4	$16,583	112	90%	One vessel in drydock during part of December and all of January. Additional vessel in drydock part of January.
140-150	6	5	$8,441	154	99%	No drydocks scheduled for January.
120-130	15	14	$6,928	342	79%	Four vessels in drydock during December. Three vessels in drydock during January.
105	14	12	$5,148	336	90%	Two vessels in drydock during December. Two vessels in drydock in January.

Sub-total/Average	43	38	$8,403	1,016	86%

Nigeria
130-170	4	4	$10,242	124	100%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006.

Total/Average	47	42	$8,603	1,140	88%

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats, one cold-stacked 120 class liftboat, one 260 class liftboat that had not yet entered service and the one Danos & Curole vessel out due to hurricane damage.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ prospectus dated October 26, 2005 and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.